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FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. ANNOUNCES COMPLETION OF INTERNAL INVESTIGATIONS

Secaucus, New Jersey - September 26, 2007 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced that its Board of Directors had completed its previously reported consideration of investigations by its Audit Committee into violations by two members of the Company’s senior management of the Company’s policies and procedures.

In one case, irregularities in expense reimbursement practices were involved on the part of the Chief Creative Officer at The Children’s Place brand. The Board concluded that the irregularities violated the Company’s Code of Business Conduct, involving gross inattention to the pertinent requirements of the Company’s policies, but did not involve an intentional effort to obtain an improper personal benefit. The Board imposed significant sanctions on the individual involved, including refund of amounts erroneously charged to the Company, a change in position so that the individual will no longer be an officer of the Company and reimbursement of the Company’s out-of-pocket costs incurred in connection with its investigation of the matter, but concluded that dismissal from employment was not warranted.

The other case involved two instances where the Company’s former Chief Executive Officer did not comply with the Company’s internal policies related to securities trades. In one instance, he did not properly report to the Company an immaterial increase in his wife’s ownership of Company shares as a result of a trust distribution. In the second, on two occasions he pledged shares of the Company pursuant to a customary margin account during a “black-out period” when prior approval of the Company’s Board was required for such pledges. The Board concluded that these actions violated the Company’s Code of Business Conduct, but that no improper personal benefit was obtained nor did the violations have a material adverse affect on the Company. The Board imposed significant sanctions for committing the violations, including new requirements pertaining to securities transactions by the individual and a requirement that he reimburse the Company for its out-of-pocket costs in investigating the violations.

None of the violations have a material affect on the Company’s operating results. The Company is instituting additional expense reimbursement procedures and additional training in the requirements of the Company’s Code of Conduct and related policies and procedures to help ensure against future similar violations.

As noted in a separate release issued today, the Company announced a CEO change.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of September 1, 2007, the Company owned and operated 889 The Children’s Place stores and 328 Disney Stores in North America and its online stores at www.childrensplace.com and www.disneystore.com.

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PLCE: Company Announces Completion of Internal Investigations

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, as well as the risks and uncertainties relating to the Company's stock option granting practices and the completed investigation by the special committee of the Company's Board of Directors, the previously announced pending restatement of the Company's historical financial statements, the delays in filing the Company's periodic reports with the Securities and Exchange Commission, the pending NASDAQ proceedings regarding the Company's continued listing, the outcome of the informal investigation of the Company being conducted by the Securities and Exchange Commission, potential other governmental proceedings, the shareholder litigation commenced against the Company and certain of its officers and directors, and the potential impact of each of these matters on the Company. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact:	The Children’s Place Retail Stores, Inc.
	Investors:	Susan Riley, EVP, Finance & Administration, 201/558/2400;
Heather Anthony, Senior Director, Investor Relations, 201/558-2865
	Media:	Melissa Merrill/Cara O’Brien/Leigh Parrish, FD, 212-850-5600

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